Exhibit 10.124

SEPARATION Agreement AND RELEASE

This Separation Agreement and Release (the “Agreement”) is entered into effective as of April 1, 2017 (“Effective Date”), by and between Greggory M. Bigger (the “Employee”) and QS Energy, Inc., a Nevada corporation (the “Company”), to establish the terms and conditions of the Parties’ separation, settlement and release of all claims. Employee and Company are sometimes referred to as the “Parties.”

RECITALS

A.     WHEREAS, prior to the Effective Date Employee was employed by Company as its Chief Executive Officer, and also served as a Director and Chairman of the Board of the Company;

B.     WHEREAS, as of the Effective Date, Employee’s employment and directorship relationship with the Company was mutually terminated by Company and Employee;

C.     WHEREAS, Employee entered into that certain Employment Agreement with the Company, dated February 1, 2012, as amended on September 1, 2013, and March 10, 2016. (The Employment Agreement and all amendments thereto are hereinafter referred to collectively as the “Employment Agreement and Amendments.”)

D.     WHEREAS, the Parties acknowledge that this Agreement is motivated by the desire of the Parties to create an amicable separation between them, and in this regard, the Parties desire to resolve and settle all matters related to Employee’s separation from the Company as an employee and director, including, without limitation, any and all claims and potential claims that the Employee may have against the Company and related parties, and vice versa, upon the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, the Parties, in consideration of the promises, covenants and agreements contained herein and upon execution of this Agreement, agree as follows:

1.     Employee Separation

Employee and Company hereby acknowledge and agree that Employee’s last day of employment with Company, and last day serving as a director and chairman of the Company, is the Effective Date. Employee is to provide no services to or on behalf of Company as an employee or director after the Effective Date. Following the Effective Date, the Parties may elect to enter into an independent contractor relationship.

2.     Illness or Injury

Employee certifies that Employee has not experienced any job related illness or injury in connection with his prior employment with Company.

3.      Employment Agreement and Amendments Thereto

As of the Effective Date, the Employment Agreement and Amendments are terminated and all rights and obligations of the Parties thereto are extinguished and of no further force or effect. Employee shall be allowed to retain, as of the Effective Date, all vested Company options and warrants. Unvested options and warrants shall immediately vest.

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4.     Payment

Subject to the terms and conditions hereof, Company agrees:

(a)     Pursuant to Section 4.11 of the Employment Agreement and Amendments, to pay to Employee the sum of Five Hundred Eighty Thousand Dollars ($580,000.00), less all applicable tax withholdings (“Termination Payment”). The Termination Payment shall be paid in twenty-four (24) equal monthly installments commencing on the Effective Date. The Termination Payment constitutes the sole and total amount to be paid to Employee, and no other sums are due or shall be paid to him, except as provided in subsections 4(b) and (c), below.

(b)     Commencing as of the Effective Date and continuing for twenty-four (24) months thereafter, Employee shall be entitled to participate in any group health insurance plan which has been or may be offered to employees of the Company, including dental coverage, at the same level and cost of coverage Employee had while employed with the Company.

(c)      Commencing as of the Effective Date and continuing for twelve (12) months thereafter, Employee shall be entitled to the continued exclusive use of a Company-issued cell phone, including a service plan, and email address, at the same level of service Employee had while employed with the Company.

(d)     Company shall also pay Employee the sum of $33,462, less all applicable tax withholdings, on the Effective Date, representing Employee’s accrued vacation and sick days. This amount shall be paid at the same installment schedule as the Termination Payment, pursuant to Section (a) above.

5.       Mutual Release

(a)     Except for the duties, representations, warranties and covenants set forth in this Agreement, and in consideration thereof, the Parties, each on behalf of himself or itself and present and former agents, successors, assigns, heirs and attorneys, fully and completely, irrevocably and unconditionally, releases and forever discharges each other and each of their respective present and former agents, employees, predecessors, successors, shareholders, assigns, officers, partners, directors, heirs, affiliates, subsidiaries, insurers and attorneys (collectively referred to as the “Released Parties”) from any and all debts, liabilities, demands, damages, obligations, costs, attorneys’ fees, expenses, liens, actions and causes of action of every kind and nature (collectively, “Claims”), whether now known or unknown, suspected or unsuspected, whether or not heretofore asserted, which the Parties and their successors, assigns, heirs and attorneys in their capacity as such now hold or own, or have held or owned with respect to any matter whatsoever. This release is intended to be a general mutual release of any and all Claims.

(b)     The Parties acknowledge that, following execution of this Agreement, either Party may discover matters which, had the same been known before the execution, would have caused that Party not to execute the Agreement. Nevertheless, the Parties, each on behalf of himself or itself and present and former agents, successors, assigns, heirs and attorneys in their capacity as such, assumes this risk and hereby acknowledges that each Party has been informed by his own attorneys regarding, and understands the provisions of Section 1542 of the California Civil Code, which states:

A GENERAL RELEASE DOES NOT EXTEND TO ACTIONS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c)     The Parties, each on behalf of himself or itself and present and former agents, successors, assigns, heirs and attorneys, expressly waives and relinquishes all rights and benefits arising from said Section 1542 and from any and all other laws of similar effect.

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(d)      The Employee further agrees that this release is written in a manner that he can understand, that he was advised to consult counsel and that he has consulted with counsel in connection with the Agreement.

(e)     The Company further agrees that this release is written in a manner that it can understand, that the Company was advised to consult counsel and that it has consulted with counsel in connection with the Agreement.

(f)     The Employee agrees he has been given up to twenty-one (21) days to consider whether to sign this Agreement and the Employee understands that he may revoke the Agreement within seven (7) days after signing it by sending written notice of revocation by overnight delivery. This seven (7) day period shall be known as the “Revocation Period.”

(g)      The Employee acknowledges and agrees that signing this Agreement serves as a release, without limitation, of any and all employment related claims, including, but not limited to claims for wrongful discharge of employment; termination in violation of public policy; discrimination, harassment; retaliation; breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, disability benefits, and wage and hour violation; violation of any federal, state, or municipal statute, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act.

(h)     This Agreement shall not be construed to prohibit the Employee from filing a charge against any Released Party with the Equal Employment Opportunity Commission or a comparable state or local agency, or participating in any investigation or proceeding conducted by any of those agencies. However, the Employee explicitly waives his right to receive any monetary damages, costs or fees as a result of any charge, complaint, or lawsuit filed by the Employee or by anyone else on his behalf, except for claims for workers’ compensation.

(i)      Except as otherwise provided in paragraph (g), the Parties agrees that they will not voluntarily participate in any judicial or legal proceeding against any of the Released Parties that in any way involves any allegations, facts or issues that each could have raised as of the date the employment relationship ended on the Effective Date.

6.     Non-Liability

This Agreement is not to be construed as an admission of liability or wrongdoing by the Company and the Company expressly denies any liability or wrongdoing in connection with the subject matter of this Agreement.

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7.     Non-Disparagement

The Employee agrees not to disparage, demean or criticize the Company, or any of the Released Parties at any time for any reason. The Company agrees not to disparage, demean or criticize the Employee at any time for any reason.

8.     Non-Disclosure

The Employee agrees not to discuss, publicize, describe or otherwise communicate the terms, conditions or content of the Agreement except as otherwise publicly disclosed by the Company under federal securities laws.

9.      No Assignment

The Employee represents and warrants that he is the lawful owner of all matters being settled herein and that he has not sold, pledged, assigned, conveyed or transferred, nor attempted to sell, pledge, assign, convey or transfer, and will not sell, pledge, assign, convey or transfer any of the matters released or settled herein prior to the execution of this Agreement.

10.     No Waiver

No waiver by the Parties to this Agreement of any breach of any term of this Agreement shall be construed to be, nor be a waiver of any preceding, concurrent, or succeeding breach of the same, or any other term or provision thereof. No waiver shall be binding unless in writing and signed by all Parties.

11.     California Law Controlling/Venue

This Agreement shall be considered to have been executed and delivered, and to be wholly performed, in the state of California, and the rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the state of California without regard to the principles of the conflicts of laws thereunder. Any action to enforce the terms of this Agreement shall be brought in an appropriate court in the state of California.

12.      Survival

Any of the terms, covenants, representations and warranties contained in the Agreement shall survive the execution hereof.

13.      Successors and Assigns

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the respective Parties and their heirs, executors, administrators, agents, representatives, successors and assigns. The Parties hereto represent that they have the full authority to enter into this Agreement.

14.     Notices

In the event any notice or demand is required to be made in connection with this Settlement Agreement, such notice or demand shall by U.S. Mail and email as indicated below and shall be deemed to have been given either: (i) when mailed to the other Party via United States Mail, certified, return receipt requested (or any other reputable delivery service that is able to track and evidence transmittal and delivery); or (ii) when acknowledged that it was received via email. Notices shall be sent as follows:

To the Company:	QS Energy, Inc.

To Greggory M. Bigger:	Greggory M. Bigger

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15.     Headings and Construction

The headings in this Settlement Agreement are for convenience or reference only, and shall not be deemed to be a part hereof or to affect the meaning or interpretation of the provisions hereof. For purposes of construction, the Agreement shall be deemed to have been drafted by all Parties, and no ambiguity shall be resolved against any of the Parties by virtue of his, her or its participation in the drafting of the Agreement.

16.     Counterparts

This Agreement may be executed in counterparts, and may be executed via facsimile transmission and/or by pdf forwarded by e-mail, and all signatures need not appear on the same signature page of the document.

17.      Execution

Each of the Parties represents and warrants that each has read the Agreement in its entirety and has had the opportunity to review same with counsel. Each of the Parties further represents and warrants that he has full mental, physical, and legal capacity to enter into and execute this Agreement. Each person executing this Agreement represents and warrants that he has the right and power to enter into the Agreement on behalf of the Party for whom he is representing that he is executing.

18.     Dispute Resolution/Enforcement of Agreement

In the event that any disagreement, dispute, or claim arises between the any of the Parties to this Agreement, which concerns this Agreement, its interpretation, or any of the rights, duties, and/or obligations of the Parties arising out of or related to this Agreement (“Dispute”), any and all such Disputes shall be resolved by arbitration and the Parties specifically agree that they are waiving the right to try any Dispute in a court of law. This waiver is a material inducement for the Parties to enter this Agreement. Any dispute under this Agreement shall be resolved by arbitration conducted in Los Angeles, CA in accordance with the rules of the American Arbitration Association (“AAA”). A single arbitrator (the “Arbitrator”) shall be chosen by mutual agreement of the Parties. If the parties cannot agree upon the selection of the Arbitrator, then the arbitration shall be selected pursuant to the AAA Employment and Arbitration Rules. The arbitration shall be conducted in a single hearing and the Arbitrator shall render his/her decision within a reasonable time after the conclusion of the hearing. The decision of the arbitrator shall be final and nonappealable. Judgment upon any decision rendered by the arbitrator may be entered by any court having jurisdiction.

19.      Return of Property/Network and System Access

To the extent that the Employee may not already have done so, he will immediately return all property belonging to the Company that he has in his possession, custody or control, including, but not limited to, electronic, computer or communications equipment, electronically stored information, keys, cards, documents, records or any other property. The Employee will not access any computer network or system of the Company, and the Employee will not delete, erase, or in any way impair the Company’s ability to retrieve information from any electronic or communications equipment belonging to the Company.

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20.     General Provisions

(a)     Each of the Parties understands this Agreement, and the terms and conditions contained herein, and has relied upon his or her own judgment, belief, knowledge, understanding and expertise after careful consultation with his own legal counsel concerning the legal effect of this Agreement and all of the terms and conditions of this Agreement, and enters the same voluntarily.

(b)      This Agreement constitutes the entire, final and binding understanding between the Parties with respect to the subject matter hereof. No other statement or representation, written or oral, express or implied, has been relied upon in executing this Agreement, and all prior discussions, statements, and negotiations made or that have occurred prior to the date of the Agreement are deemed merged into this Agreement, and shall not be used for any purpose whatsoever.

(c)     If all or any provision of the Agreement is held void, unlawful or for any reason unenforceable, the remaining portions of this Agreement will remain in full force and effect. The void, unlawful or unenforceable clause shall be deemed revised to the least extent possible to render it enforceable while maintaining the essential understanding and Agreement between the parties.

(d)     This Agreement may not be amended, altered, modified or otherwise changed in any respect except by a writing duly executed by the Parties, or their authorized representatives.

(e)     The Parties agree to execute any and all further documents that are necessary or required to carry out the terms or intent of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

/s/ GREGGORY M. BIGGER
Greggory M. Bigger

QS ENERGY, INC.

By:	/s/ MICHAEL MCMULLEN
Michael McMullen, CFO

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